   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1996
                                                      REGISTRATION NO. 333-3810
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                              WATERS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                13-3668640                   3826
    (STATE OR OTHER        (I.R.S. EMPLOYER          (PRIMARY STANDARD
    JURISDICTION OF        IDENTIFICATION NO.)       INDUSTRIAL CLASSIFICATION
   INCORPORATION OR                                  CODE NUMBER)
     ORGANIZATION)


                               34 MAPLE STREET
                         MILFORD, MASSACHUSETTS 01757
                            TELEPHONE: 508-478-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               PHILIP S. TAYMOR
                              WATERS CORPORATION
                               34 MAPLE STREET
                         MILFORD, MASSACHUSETTS 01757
                            TELEPHONE: 508-478-2000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ---------------
                                  COPIES TO:

    LANCE C. BALK, ESQ.                        VALERIE FORD JACOB, ESQ.
     KIRKLAND & ELLIS                 FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
   153 EAST 53RD STREET                          ONE NEW YORK PLAZA
  NEW YORK, NEW YORK 10022                     NEW YORK, NEW YORK 10004
  TELEPHONE: 212-446-4800                      TELEPHONE: 212-859-8000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                               ---------------
                        CALCULATION OF REGISTRATION FEE

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- -------------------------------------------------------------------------------

                                                            PROPOSED
                                              PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF                       MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE       AMOUNT TO BE    OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED          REGISTERED(1)    PER SHARE(2)    PRICE(2)      FEE(3)
- -----------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share........ 11,500,000 Shares     $28.75     $330,625,000   $114,009

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Includes 1,500,000 shares that the Underwriters have the option to purchase from the Selling Stockholders to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), using the average of the high and low prices reported on the New York Stock Exchange on April 12, 1996.
(3) Previously paid.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Amendment No. 2 to the Registration Statement consists of the Registration Statement facing page, this explanatory note, Part II to the Registration Statement and certain exhibits being filed herewith. The Prospectus has been omitted from this Amendment No. 2 as no changes have been made to the Prospectus previously filed on May 10, 1996.

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of estimated expenses of the issuance and distribution of the securities being registered other than underwriting compensation:

      SEC registration fee............................................ $114,009
      NASD filing fee.................................................   30,500
      Blue sky fees and expenses (including attorneys' fees and
       expenses)......................................................   25,000
      Printing and engraving expenses.................................  250,000
      Transfer agent's fees and expenses..............................   12,000
      Accounting fees and expenses....................................  150,000
      Legal fees and expenses.........................................  150,000
      Miscellaneous expenses..........................................   18,491
                                                                       --------
        Total......................................................... $750,000
                                                                       ========

  All amounts are estimated except for the SEC registration fee and the NASD filing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Company's Second Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145. In that regard, the Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  In addition, the by-laws of the Company provide that the Company shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

  In addition, pursuant to certain Indemnification Agreements dated August 18, 1994 (the "Indemnification Agreements") between the Company and its directors and executive officers, the Company agreed to indemnify such directors and executive officers to the fullest extent permitted by the laws of the State of Delaware. Among other things, the Indemnification Agreements provide indemnification procedures, advancement of expenses during proceedings subject to indemnification and mechanisms for reviewing executive conduct in connection with a claim for indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On August 18, 1994, WCD Investors Inc. sold (i) to Millipore Corporation 100 shares of Series A Preferred Stock with an aggregate liquidation value of $10,000,000 as partial consideration for the Acquisition, (ii) to AEA stockholders and AEA management an aggregate of 299,500 shares of its Class A common stock, par value $.01, for an aggregate of $29,950,000 in cash, (ii) to certain investment funds managed by Bain an aggregate of 299,500 shares of its Class A common stock, par value $.01, for an aggregate of $29,950,000 in cash,
(iii) to Waters senior management an aggregate of 61,000 shares of its Class A common stock, par value $.01, for an aggregate of $6,100,000 in cash and (iv) to BT Investment Partners, Inc. an aggregate of 20,000 shares of its Class A common stock, par value $.01 for an aggregate of $2,000,000 in cash. These sales were made in reliance on the exemption from registration afforded by section 4(2) of the Securities Act and regulation D promulgated thereunder.

  On February 1, 1994, WCD Investors Inc. sold to AEA management an aggregate of 2,550 shares of its Class B common stock, par value $.01 for an aggregate of $286.31. On May 20, 1992, WCD Investors Inc. sold to AEA an aggregate of 2,450 shares of its Class B common stock, par value $.01 for an aggregate of $286.31. On August 18, 1994, WCD Investors Inc. sold to certain investment funds managed by Bain an aggregate of 5,000 shares of its Class B common stock, par value $.01, for an aggregate of $600.00. These sales were made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and regulation D promulgated thereunder.

  On February 1, 1994, WCD Investors Inc. sold to AEA management an aggregate of 40,236 shares of its Class C common stock, par value $.01, for an aggregate of $4,713.69. On May 20, 1992 and August 1, 1994, WCD Investors Inc. sold to AEA and AEA stockholders and AEA management, respectively, an aggregate of 40,336 shares of its Class C common stock, par value $.01, for an aggregate of $4,713.69. On August 18, 1994, WCD Investors Inc. sold (i) to certain investment funds managed by Bain an aggregate of 80,572 shares of its Class C common stock, par value $.01, for an aggregate of $9,668.64 in cash,
(ii) to Waters senior management an aggregate of 17,428 shares of its Class C common stock, par value $.01, for an aggregate of $2,091.36 in cash and (iii) to BT Investment Partners, Inc. an aggregate of 5,714 shares of its Class C common stock, par value $.01, for an aggregate of $685.68 in cash. These sales were made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and regulation D promulgated thereunder.

  On August 18, 1994, WCD Investors Inc. issued to BT Securities Corporation
(i) warrants to purchase 33,684 shares of its Class A common stock and (ii) warrants to purchase 9,624 shares of its Class C common stock as partial consideration for acting as placement agent for the Senior Notes. These sales were made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and regulation D promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

 NUMBER                               DESCRIPTION
 ------                               -----------
  1.1   Form of U.S. Underwriting Agreement.
  1.2   Form of International Underwriting Agreement.
  3.1   Second Amended and Restated Certificate of Incorporation of Waters
         Corporation, as amended to date.(1)
  3.2   Amended and Restated Bylaws of Waters Corporation, as amended to date.(1)
  5.1   Opinion of Kirkland & Ellis.
 10.1   Credit Agreement, dated as of November 22, 1995, among Waters
         Corporation, Waters Technologies Corporation, Bankers Trust Company
         and other Lenders party thereto.
 10.2   First Amendment to Credit Agreement, dated as of March 6, 1996 among
         Waters Corporation, Waters Technologies Corporation, Bankers Trust
         Company and other Lenders party thereto.
 10.3   Waters Corporation 1996 Long-Term Performance Incentive Plan.
         Incorporated by reference to Exhibit A of the Proxy Statement for the
         1996 Annual Meeting of Stockholders (the "Proxy Statement")
 10.4   Waters Corporation 1996 Employee Stock Purchase Plan. Incorporated by
         reference to Exhibit B of the Proxy Statement.
 10.5   Waters Corporation 1996 Non-Employee Director Deferred Compensation
         Plan. Incorporated by reference to Exhibit C of the Proxy Statement.
 10.6   Waters Corporation 1996 Non-Employee Director Stock Option Plan.
         Incorporated by reference to Exhibit C of the Proxy Statement.
 10.7   Amended and Restated Purchase and Sale Agreement dated as of March 31,
         1994 (as executed on June 28, 1994), as amended as of August 5, 1994,
         August 11, 1994 and August 18, 1994, among Waters Holding Inc.,
         Millipore Corporation and certain of its subsidiaries.(2)
 10.8   WCD Investors Inc. Amended and Restated 1994 Stock Option Plan, as
         amended (including Form of Amended and Restated Stock Option
         Agreement).(2)
 10.9   Waters Corporation Retirement Plan.(2)
 10.10  Registration Rights Agreement made as of August 18, 1994, by and among
         WCD Investors Inc., AEA Investors Inc., certain investment funds controlled by Bain Capital, Inc. and other stockholders of Waters
         Corporation.(2)
 10.11  Form of Indemnification Agreement, dated as of August 18, 1994, between
         WCD Investors Inc. and its directors and executive officers.(2)
 10.12  Form of Management Subscription Agreement, dated as of August 18, 1994, between WCD Investors Inc. and certain members of management.(2)
 10.13  Agreement and Plan of Merger among Waters Corporation, TA Merger Sub,
         Inc.and TA Instruments, Inc. dated as of March 28, 1996. Incorporated by reference to the Registrant's Report on Form 8-K dated March 29,
         1996.
 11     Statement re Computation of Per Share Earnings.

 NUMBER DESCRIPTION
 ------ -----------
 21.1   Subsidiaries of Waters Corporation.(1)
 23.1   Consent of Coopers & Lybrand L.L.P.
 23.2   Consent of Coopers & Lybrand L.L.P.
 23.3   Consent of Arthur Andersen LLP
 23.4   Consent of Kirkland & Ellis (to be included in opinion to be filed as
         Exhibit 5.1).
 24.1   Powers of attorney (included on the signature page included in this part II).

- --------

(1) Incorporated by reference to the Registrant's Report on Form 10-K dated March 29, 1996.

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-1 File No. 33-96934.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offerings of such securities at that time shall be deemed to be the initial bona fide Offerings thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON MAY 30, 1996.

                                          Waters Corporation

                                                   /s/ Philip S. Taymor
                                          By:_________________________________
                                            NAME: PHILIP S. TAYMOR
                                            TITLE: SENIOR VICE PRESIDENT,
                                                   FINANCE AND ADMINISTRATION
                                                   AND CHIEF FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 30, 1996, BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED WITH RESPECT TO WATERS CORPORATION:

                SIGNATURE                               CAPACITY

                    *                         President, Chief Executive
  -------------------------------------        Officer, and Chairman of the
          DOUGLAS A. BERTHIAUME                Board of Directors (Principal
                                               Executive Officer)

          /s/ PHILIP S. TAYMOR                Senior Vice President,
  -------------------------------------        Finance and Administration
            PHILIP S. TAYMOR                   and Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)

                    *                         Director
  -------------------------------------
            JOSHUA BEKENSTEIN

                    *                         Director
  -------------------------------------
            CHARLES L. BROWN

                    *                         Director
  -------------------------------------
             PHILIP CALDWELL

                    *                         Director
  -------------------------------------
              EDWARD CONARD

                    *                         Director
  -------------------------------------
            THOMAS P. SALICE

                    *                         Director
  -------------------------------------
               MARC WOLPOW

*By:      /s/ PHILIP S. TAYMOR                Attorney-in-Fact
  -------------------------------------
            PHILIP S. TAYMOR

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                      DOCUMENT DESCRIPTION                      PAGE NO.
 -------                     --------------------                      --------
  1.1    Form of U.S. Underwriting Agreement.
  1.2    Form of International Underwriting Agreement.
  3.1    Second Amended and Restated Certificate of Incorporation of
          Waters Corporation, as amended to date.(1)
  3.2    Amended and Restated Bylaws of Waters Corporation, as
          amended to date.(1)
  5.1    Opinion of Kirkland & Ellis.
 10.1    Credit Agreement, dated as of November 22, 1995, among
          Waters Corporation, Waters Technologies Corporation,
          Bankers Trust Company and other Lenders party thereto.
 10.2    First Amendment to Credit Agreement, dated as of March 6,
          1996 among Waters Corporation, Waters Technologies
          Corporation, Bankers Trust Company and other Lenders party thereto.
 10.3    Waters Corporation 1996 Long-Term Performance Incentive
          Plan. Incorporated by reference to Exhibit A of the Proxy
          Statement for the 1996 Annual Meeting of Stockholders (the
          "Proxy Statement")
 10.4    Waters Corporation 1996 Employee Stock Purchase Plan.
          Incorporated by reference to Exhibit B of the Proxy
          Statement.
 10.5    Waters Corporation 1996 Non-Employee Director Deferred
          Compensation Plan. Incorporated by reference to Exhibit C
          of the Proxy Statement.
 10.6    Waters Corporation 1996 Non-Employee Director Stock Option
          Plan. Incorporated by reference to Exhibit C of the Proxy
          Statement.
 10.7    Amended and Restated Purchase and Sale Agreement dated as
          of March 31, 1994 (as executed on June 28, 1994), as
          amended as of August 5, 1994, August 11, 1994 and August
          18, 1994, among Waters Holding Inc., Millipore Corporation and certain of its subsidiaries.(2)
 10.8    WCD Investors Inc. Amended and Restated 1994 Stock Option
          Plan, as amended (including Form of Amended and Restated
          Stock Option Agreement).(2)
 10.9    Waters Corporation Retirement Plan.(2)
 10.10   Registration Rights Agreement made as of August 18, 1994,
          by and among WCD Investors Inc., AEA Investors Inc.,
          certain investment funds controlled by Bain Capital, Inc.
          and other stockholders of Waters Corporation.(2)
 10.11   Form of Indemnification Agreement, dated as of August 18,
          1994, between WCD Investors Inc. and its directors and
          executive officers.(2)
 10.12   Form of Management Subscription Agreement, dated as of
          August 18, 1994, between WCD Investors Inc. and certain
          members of management.(2)
 10.13   Agreement and Plan of Merger among Waters Corporation, TA
          Merger Sub, Inc.and TA Instruments, Inc. dated as of March
          28, 1996. Incorporated by reference to the Registrant's
          Report on Form 8-K dated March 29, 1996.
 11      Statement re Computation of Per Share Earnings.
 21.1    Subsidiaries of Waters Corporation.(1)
 23.1    Consent of Coopers & Lybrand L.L.P.
 23.2    Consent of Coopers & Lybrand L.L.P.
 23.3    Consent of Arthur Andersen LLP
 23.4    Consent of Kirkland & Ellis (to be included in opinion to
          be filed as Exhibit 5.1).
 24.1    Powers of attorney (included on the signature page included in this part II).

- --------

(1) Incorporated by reference to the Registrant's Report on Form 10-K dated March 29, 1996.

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-1 File No. 33-96934.